Designated Filer:  Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   NYFIX, Inc. (NYFX)
Date of Event Requiring Statement:  October 12, 2006


                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.  Name: Warburg Pincus IX LLC
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

2.  Name: Warburg Pincus Partners LLC
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

3.  Name: Warburg Pincus LLC
    Address: 466 Lexington Avenue
             New York, NY 10017

4.  Name: Warburg Pincus & Co.
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

5.  Name: Charles R. Kaye
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017

6.  Name: Joseph P. Landy
    Address: c/o Warburg Pincus LLC
             466 Lexington Avenue
             New York, NY 10017


                                  Page 4 of 6